Exhibit 3.42

CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERSTORES DEVELOPMENT CO.

WE, THE UNDERSIGNED, natural persons acting as incorporators under the provisions of the Delaware Corporation Law, adopt the following Certificate of Incorporation:

ARTICLE I

The name of the corporation is:

AMERICAN SUPERSTORES DEVELOPMENT CO.

ARTICLE II

The corporation is to have perpetual existence.

ARTICLE III

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The purposes for which this corporation is organized are as follows:

(a) To acquire, hold and/or dispose of stock of other corporations, including engaging in such activities as are incidental to the business of acquiring, holding and/or disposing of such stock.

(b) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with real and personal property of every kind and nature and other interests in real estate within and without the United States of America.

(c) To enter into partnership or any arrangement for sharing of profits, union or interests, co-operation, joint venture, reciprocal concession or otherwise, with any person, corporation or other business association carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit the corporation; and to lend money to, guarantee the contracts of, or otherwise assist any such person, corporation or other business association, and to take or otherwise acquire shares and securities of any such corporation, and to sell, hold, reissue, with or without guaranty, or otherwise deal with the same.

(d) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in its own corporate securities or stock or any other securities or stock, including without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

(e) To lend money and negotiate loans and generally to carry on, conduct, promote, operate and undertake any business, transaction or operation commonly carried on, conducted, promoted, operated or undertaken by real estate agents, brokers, dealers, subdividers, capitalists, financiers, contractors and builders, promoters, security brokers and agents.

(f) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general powers of this corporation, and the enjoyment and the exercise thereof, conferred by the laws of the State of Delaware now in force or hereinafter enacted.

ARTICLE V

The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares and the par value of each of such shares is One Dollar ($1) amounting in the aggregate to One Thousand Dollars ($1,000).

ARTICLE VI

The name and address of each incorporator is as follows:

Name	Mailing Address

Frederick P. McBrier	709 East South Temple Salt Lake City, Utah 84102

Kent T. Anderson	709 East South Temple Salt Lake City, Utah 84102

Teresa Beck	709 East South Temple Salt Lake City, Utah 84102

ARTICLE VII

The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address

Joseph S. Vassalluzzo	124 North 15th Street Philadelphia, Pennsylvania 19101

Alan D. Stewart	709 East South Temple Salt Lake City, Utah 84102

Frederick P. McBrier	709 East South Temple Salt Lake City, Utah 84102

ARTICLE VIII

In furtherance and in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the By-Laws of the corporation.

ARTICLE IX

Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming the corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of December, 1986.

/s/ Frederick P. McBrier
Frederick P. McBrier

/s/ Kent T. Anderson
Kent T. Anderson

/s/ Teresa Beck
Teresa Beck

CERTIFICATE OF MERGER

OF

ACME MARKETS, INC.

INTO

AMERICAN SUPERSTORES DEVELOPMENT CO.

* * * * *

AMERICAN SUPERSTORES DEVELOPMENT CO., the undersigned corporation, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

American Superstores Development Co.	Delaware

Acme Markets, Inc.	Pennsylvania

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is American Superstores Development Co., which shall hereinwith be changed to Acme Markets, Inc.

FOURTH: That the amendments or changes to the Certificate of Incorporation of American Superstores Development Co., a Delaware corporation, the surviving corporation to be effected as follows:

Article I of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is:

ACME MARKETS, INC.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 709 East South Temple, Salt Lake City, Utah 84102.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished on request and without cost to any stockholder of the constituent corporations of the merger.

SEVENTH: The authorized capital of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value

Acme Markets, Inc.	Common	15,000,000	$1.00

EIGHTH: That this Certificate of Merger shall be effective as of the date of filing of this Certificate Merger.

IN WITNESS WHEREOF, American Superstores Development Co. has caused this Certificate of Merger to be signed by Mark N. Schneider, its Vice President and attested by Mary V. Sloan, its Secretary, this 30th day of January, 1996.

AMERICAN SUPERSTORES DEVELOPMENT CO., a Delaware corporation

By	/s/ Mark N. Schneider
Mark N. Schneider, Vice President

ATTEST:

/s/ Mary V. Sloan
Mary V. Sloan, Secretary